EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 2000, except for Note 10, as to which the date is December 1, 2000, relating to the financial statements and financial statement schedule which appeared in Asante Technologies, Inc. Annual Report on Form 10-K for the year ended September 30, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
February 27, 2001